FIRST AMENDMENT TO
AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

This AMENDMENT (the “Amendment”), by and between Broadstone Net Lease, Inc., a Maryland corporation (the “REIT”), Broadstone Net Lease, LLC, a New York limited liability company (the “Operating Company”), and the Operating Company’s subsidiary, Broadstone Employee Sub, LLC, a New York limited liability company (“REIT Operator” and, together with the REIT and the Operating Company, the “Company”), and John D. Moragne (“Executive”) is dated as of January 10, 2023 and effective as of February 28, 2023. Capitalized terms used but not defined herein will have the meaning set forth in the Employment Agreement (as defined below).

WHEREAS, Executive and the Company entered into that certain Amended and Restated Employment Agreement, dated as of the Effective Date (as defined therein) (the “Employment Agreement”); and

WHEREAS, Executive and the Company now wish to amend the Employment Agreement as provided herein.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.
Section 1(b). The first sentence of Section 1(b) is amended and restated, as follows:

The term of employment under this Agreement will commence on the date of the Closing (as defined in that certain Agreement and Plan of Merger between the REIT, the Operating Company, Broadstone Real estate, LLC, a New York limited liability company, and the other parties thereto, dated as of November 11, 2019) (the “Effective Date”) and continue through December 31, 2026 (the “Term” or “Term of Employment”), unless the Agreement is terminated sooner in accordance with Section 4 hereof.

2.
Section 2. Sections 2(a), 2(b), and 2(c) are amended and restated as follows:

(a) During the Term of Employment, Executive will be employed by the REIT Operator and will serve as the Chief Executive Officer, reporting directly to the Board of Directors of the REIT (the “Board of Directors” or the “Board”). In this capacity, Executive shall have the duties, authorities and responsibilities as are required by Executive’s position commensurate with the duties, authorities and responsibilities of persons in similar capacities in similarly sized companies, and such other duties, authorities and responsibilities as may reasonably be assigned to Executive as the Board shall designate from time to time that are not inconsistent with Executive’s position and that are consistent with the bylaws of the REIT, the limited liability company agreement of the Operating Company, and the limited liability company agreement of REIT Operator, each as may be amended from time to time, including, but not limited to, managing the affairs of the Company.

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(b) During the Term of Employment, Executive will, without additional compensation, also serve on the board of directors of, serve as an officer of, and/or perform such executive and consulting services for, or on behalf of, such subsidiaries of the REIT as the Board may, from time to time, request.

(c) During the Term of Employment, Executive will serve the Company faithfully, diligently, and to the best of Executive’s ability and will devote substantially all of Executive’s business time and attention to the performance of Executive’s duties hereunder, and shall have no other employment (unless approved by the Board); provided, that, nothing contained herein shall prohibit Executive from (i) participating in trade associations or industry organizations in furtherance of the Company’s interests, (ii) engaging in charitable, civic, educational or political activities, (iii) engaging in passive personal investment activities for Executive and Executive’s family or (iv) accepting directorships or similar positions, subject to approval in advance by the Board, which approval shall not be unreasonably withheld (together, the “Personal Activities”), in each case so long as the Personal Activities do not unreasonably interfere, individually or in the aggregate, with the performance of Executive’s duties to the Company under this Agreement or violate the restrictive covenants set forth in Section 6 of this Agreement.

3.
Section 3(a). The first sentence of Section 3(a) is amended and restated as follows:

During the Term of Employment, Executive will be entitled to receive an annualized base salary (the “Base Salary”) of not less than $600,000.

4.
Section 3(b)(i). The second sentence of Section 3(b)(i) is amended and restated as follows:

Commencing with calendar year 2023, Executive’s target Annual Bonus shall be at least one hundred and twenty percent (120)% of Executive’s Base Salary (“Target Bonus”).

5.
Section 3(b)(ii).
a.
The third sentence of Section 3(b)(ii) is amended and restated as follows:

Without limiting the foregoing, the target grant date fair value of Executive’s annual long-term incentive award with respect to calendar year 2023 shall be $2,000,000 (“Target LTIP Value”).

b.
References to the “2020 Time-Based Award” and “2020 Performance-Based Award” are amended to refer to the “2023 Time-Based Award” and “2023 Performance-Based Award,” respectively.

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6.
Section 4(d)(ii)(1). The first sentence of Section 4(d)(ii)(1) is amended and restated as follows:

The REIT Operator shall pay Executive a cash amount equal to two (2) times, if the Qualifying Termination occurs outside the Change-in-Control Window (as defined herein), or three (3) times, if the Qualifying Termination occurs within the Change in Control Window, the sum of (A) Executive’s then-current Base Salary and (B) Executive’s then-current Target Bonus.

7.
Except as expressly amended hereby, the Employment Agreement will remain in full force and effect in accordance with its original terms.
8.
This Amendment may be executed by .pdf or electronic signatures in any number of counterparts, each of which will be deemed an original, but all such counterparts will together constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Amendment on the date and year first above written.

BROADSTONE NET LEASE, INC.

By: /s/ John D. Callan Jr.

Name: John D. Callan, Jr.

Its: SVP, General Counsel and Secretary

BROADSTONE NET LEASE, LLC

By: Broadstone Net Lease, Inc.

Its: Managing Member

By: /s/ John D. Callan Jr.

Name: John D. Callan, Jr.

Its: SVP, General Counsel and Secretary

BROADSTONE EMPLOYEE SUB, LLC

By: Broadstone Net Lease, LLC

Its: Manager

By: Broadstone Net Lease, Inc.

Its: Managing Member

By: /s/ John D. Callan Jr.

Name: John D. Callan, Jr.

Its: SVP, General Counsel and Secretary

EXECUTIVE

/s/ John D. Moragne

John D. Moragne

[Signature Page to First Amendment to Employment Agreement]